At Qorvo™
Doug DeLieto
VP, Investor Relations
336-678-7088

FOR IMMEDIATE RELEASE
February 16, 2015

Qorvo Announces Planned Retirement of Dean Priddy

Greensboro, NC, and Hillsboro, OR, February 16, 2015 -- Qorvo, Inc. (NASDAQ: QRVO), a leading provider of RF solutions for mobile, infrastructure and aerospace/defense applications, today announced that Dean Priddy, the Company’s Executive Vice President of Administration, plans to retire at the end of the current fiscal year.

Mr. Priddy’s accomplished career in technology began at Analog Devices and includes 23 years at RF Micro Devices and Qorvo. Prior to his role as EVP of Administration of Qorvo, Mr. Priddy was CFO of RF Micro Devices, a position he had held since 1997.

Bob Bruggeworth, president and CEO of Qorvo, said, “Dean’s contributions over the past 23 years have played a vital role in guiding RFMD to its many successes and, ultimately, in the creation of Qorvo. Most recently, Dean and his team assembled the foundation for Qorvo to capture at least $150 million in cost synergies, and we believe the projects are in place for Qorvo to exceed our goals. Dean’s many contributions have extended into nearly every aspect of our organization, and we wish him and his family the absolute best in his retirement.”

Mr. Priddy said, “I’ve been very fortunate to have worked with so many outstanding individuals at ADI, RFMD, and Qorvo. At Qorvo, we have assembled an exceptional team empowered to execute to our value capture plan, and I’m confident in our team’s ability to exceed our stated synergy goals. The foundation is set, the funnel is filled, and Qorvo is positioned exceptionally well for continued success.”
About Qorvo
Qorvo (Nasdaq:QRVO) is a leading provider of core technologies and RF solutions for mobile, infrastructure and aerospace/defense applications. Qorvo was formed following the merger of RFMD and TriQuint, and has more than 6,000 global employees dedicated to delivering solutions for everything that connects the world. Qorvo has the industry's broadest portfolio of products and core technologies; world-class ISO9001-, ISO 14001- and ISO/TS 16949-certified manufacturing facilities; and is a DoD-accredited ‘Trusted Source’ (Category 1A) for GaAs, GaN and BAW products and services. For the industry’s leading core RF solutions, visit www.qorvo.com.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. Qorvo’s business is subject to numerous risks and uncertainties, including variability in operating results, the inability of certain of our customers or suppliers to access their traditional sources of credit, our industry's rapidly changing technology, our dependence on a few large customers for a substantial portion of our revenue, our ability to implement innovative technologies, our ability to bring new products to market and achieve design wins, the efficient and successful operation of our wafer fabrication facilities, assembly facilities and test and tape and reel facilities, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, variability in manufacturing yields, industry overcapacity and current macroeconomic conditions, inaccurate product forecasts and corresponding inventory and manufacturing costs, dependence on third parties and our ability to manage channel partners and customer relationships, lawsuits and claims relating to our products, security breaches and other similar disruptions compromising our information and exposing us to liability, and our ability to integrate the businesses of RFMD and TriQuint. These and other risks and uncertainties, which are described in more detail in Qorvo’s filings with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

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